                                                       Exhibit 23

                 Consent of Independent Auditors

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59324) pertaining to the Sprint Retirement Savings Plan For Bargaining Unit Employees (formerly known as the United System Savings Plan) of Sprint Corporation and in the related Prospectus of our report dated May 31, 1994, with respect to the financial statements and schedules of the Sprint Retirement Savings Plan For Bargaining Unit Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


                                                /s/ ERNST & YOUNG

                                                    Ernst & Young


  Kansas City, Missouri
  June 27, 1994